Exhibit 99.2

Owlet, the Connected Nursery Ecosystem, Closes Business Combination and Will Begin Trading Under the Ticker “OWLT” on the New York Stock Exchange

07/15/2021

LEHI, Utah--(BUSINESS WIRE)-- Owlet, Inc. (NYSE: OWLT) (“Owlet” or the “Company”), a company building a connected and accessible nursery ecosystem that brings technology and vital data to modern parenting, today announced that it has completed its business combination with Sandbridge Acquisition Corporation. (NYSE: SBG) (“Sandbridge”), a special purpose acquisition company. The business combination and concurrent private placement, which were approved by Sandbridge’s stockholders at its special meeting held on July 14, 2021, provide over $135 million to accelerate the Company’s expansive product pipeline, deepen penetration, and expand globally.

Following the transaction, the company was renamed Owlet, Inc., and its Class A common stock and warrants will begin trading on the New York Stock Exchange (“NYSE”) under the symbols “OWLT” and “OWLT WS,” respectively, on July 16, 2021.

“Since day one at Owlet, we have been dedicated to helping parents find joy and extra peace of mind in parenting, informed by technology and health data,” said Kurt Workman, Co-Founder and Chief Executive Officer of Owlet. “This important transaction further strengthens Owlet’s balance sheet as we continue to grow, execute on our vision, and establish Owlet as the connected care platform for new families. We reported strong results for the first quarter 2021, and we’re looking forward to sharing our second quarter 2021 results in August, showing our continued business momentum with year-over-year revenue growth and gross margin expansion.”

Owlet has built a connected and accessible nursery ecosystem that brings technology and vital data to modern parenting. The Company’s bestselling flagship product, the Owlet Smart Sock baby monitor, uses proprietary and innovative pulse-oximetry technology to track a baby’s heart rate, oxygen levels and sleep patterns to provide parents with invaluable peace of mind. The Owlet Smart Sock is a part of Owlet’s connected suite of products, which also includes the Owlet Cam and Owlet Dream Lab, which combine to uniquely allow for the information parents look for during some of the most crucial moments of their child’s developmental journey.

The Company continues to pursue significant revenue upside opportunity by leveraging its proprietary data to build out its products and services, including a potential telehealth suite of recurring services. Led by a team of forward-thinking founders and seasoned management, the Company is targeting a large and growing potential addressable market estimated to reach up to $81 billion by 2025.

The combined company will be led by Kurt Workman as Chief Executive Officer, alongside its highly experienced executive team, including Kate Scolnick as Chief Financial Officer, Michael Abbott as President, Zack Bomsta as Chief Technology Officer, Jordan Monroe as Chief Innovation Officer, Caryn Johnson as Chief Marketing Officer, Abhi Bhatt as Senior Vice President of Product, Jared Anderson as Senior Vice President of Sales, and Burc Sahinoglu as Vice President of Engineering.

Kurt Workman and Michael Abbott also serve on the combined company’s board of directors alongside Lior Susan, Founding Partner of Eclipse Ventures, as Chairman; Zane Burke, former CEO of Livongo; Ken Suslow, Founding Managing Partner of Sandbridge Capital; Laura Durr, former EVP and CFO at Polycom; Amy McCullough, Managing Director at Trilogy Equity Partners; and John Kim, President of Platform & Marketplaces at Expedia.

Advisors

BofA Securities served as exclusive financial advisor to Owlet and Latham & Watkins LLP served as legal counsel.

Citigroup served as exclusive capital markets advisor to Sandbridge and Citigroup and BofA Securities served as private placement agents to Sandbridge. Ropes & Gray LLP served as legal counsel to Sandbridge.

About Owlet, Inc.

Owlet, Inc. was founded by a team of parents in 2012. Owlet’s mission is to empower parents with the right information at the right time, to give them more peace of mind and help them find more joy in the journey of parenting. Owlet’s digital parenting platform aims to give parents real-time data and insights to help parents feel calmer and more confident. Owlet believes that every parent deserves peace of mind and the opportunity to feel their well-rested best. Owlet also believes that every child deserves to live a long, happy, and healthy life, and is working to develop products to help facilitate that belief.

Forward-Looking Statements

Certain statements, estimates, targets and projections in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or Owlet’s future financial or operating performance. For example, statements regarding the business combination, the competitive environment in which Owlet operates, and the expected future operating and financial performance and market opportunities of Owlet are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Owlet and its management are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the regulatory pathway for Owlet products and responses from regulators, including the U.S. Food and Drug Administration and similar regulators outside of the United States, the ability of Owlet to grow and manage growth profitably, maintain relationships with customers and suppliers and retain Owlet’s management and key employees; changes in applicable laws or regulations; the possibility that Owlet may be adversely affected by other economic, business, regulatory and/or competitive factors; Owlet’s estimates of expenses and profitability; the evolution of the markets in which Owlet competes; the ability of Owlet to implement its strategic initiatives and continue to innovate its existing products; the ability of Owlet to defend its intellectual property and satisfy regulatory requirements; the impact of the COVID 19 pandemic on Owlet’s business; the limited operating history of Owlet; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the company’s final prospectus/prospectus relating to the business combination.

Investor Relations
Mike Cavanaugh
Westwicke, an ICR Company
(646) 677-1838
mike.cavanaugh@westwicke.com

Media Relations
Cammy Duong or Sean Leous
Westwicke, an ICR Company
(203) 682-8380
cammy.duong@westwicke.com
sean.leous@westwicke.com

Jane Putnam
Owlet, Inc.
jputnam@owletcare.com

Source: Owlet, Inc.